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                                                                   EXHIBIT 4.7


                                     NINTH AMENDMENT dated as of June 21, 1995,
                          to the Credit Agreement dated as of August 16, 1988, as amended and restated as of July 27, 1992, and as further amended prior to the date hereof (the "Credit Agreement"), among Northwestern Steel and Wire Company, an Illinois corporation ("NWS"), Northwestern Steel and Wire Company (formerly known as H/N Steel Company, Inc.), a wholly-owned subsidiary of NWS ("NWS/Texas" and, together with NWS, the "Borrowers"), the lenders party thereto (the "Lenders") and Chemical Bank, as Agent for the Lenders (the "Agent").


                 The Borrowers have requested, subject to the terms and conditions set forth herein, that the Lenders approve the amendments to the Credit Agreement set forth in Section 1 of this Agreement in order to permit NWS to obtain a Letter or Letters of Credit denominated in currencies other than U.S. dollars. Accordingly, the Borrowers, the undersigned Lenders and the Agent agree as follows:

                 SECTION 1. Amendments. (a) Article I of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical positions:

                 "Alternate Currency" shall mean Italian Lire or any other currency (other than U.S. dollars) approved in writing by the Issuing Bank and the Required Lenders as an "Alternate Currency" hereunder.

                 "Alternate Currency Letter of Credit" shall mean a Letter of Credit that provides for payments of drawings thereunder in an Alternate Currency.

                 "Dollar Equivalent" shall mean, on or as of any particular date with respect to an amount in an Alternate Currency, the amount in U.S. dollars, as conclusively determined by the Agent, which is required for the Agent to purchase such Alternate Currency amount on or as of such date on the basis of the spot exchange rate therefor in the interbank currency market where the foreign currency and exchange operations of the Agent are customarily conducted with respect to such Alternate Currency.

                 (b) The last sentence of Section 2.17(b) of the Credit Agreement is hereby amended by inserting at the end of such sentence the words "or an Alternate Currency".

                 (c) Section 2.17 of the Credit Agreement is hereby amended by adding at the end of such Section the following:

                          (k) In the event that an Alternate Currency Letter of
                 Credit is issued, the following provisions shall apply:





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                          (i)  Such Alternate Currency Letter of Credit shall
                          constitute a Letter of Credit for all purposes of this Agreement and the other Loan Documents.

                          (ii) For purposes of determining the Letter of Credit Exposure for any purpose other than expressly provided below, the amount of such Letter of Credit and of any unreimbursed Letter of Credit Disbursements in respect thereof shall be, as of any date of determination, the Dollar Equivalent of the Alternate Currency amount thereof at such date.

                          (iii) For purposes of calculating fees payable under
                          Section 2.09(a) or 2.17(f), the amount of such Letter of Credit and of any unreimbursed Letter of Credit Disbursements in respect thereof shall be the Dollar Equivalent of the Alternate Currency amount thereof as of the first Business Day of each month (or the date on which such Letter of Credit was issued or such Letter of Credit Disbursement was made, if such date is more recent than such first Business Day) during the period for which such fees are being calculated.

                          (iv) The obligation of the Borrowers to reimburse Letter of Credit Disbursements under such Alternate Currency Letter of Credit, and to pay fees in respect thereof and interest or other amounts thereon, shall be payable only in U.S. dollars and shall not be discharged by paying an amount in an Alternate Currency. The obligation of the Borrowers to reimburse any such Letter of Credit Disbursement shall be in an amount of U.S. dollars equal to the Dollar Equivalent of the Alternate Currency amount thereof determined as of the date on which such Letter of Credit Disbursement is made, and any interest on the unreimbursed amount thereof shall accrue on the unreimbursed portion of such Dollar Equivalent amount.

                          (v) The obligation of each Lender with a Revolving Credit Commitment to pay its Applicable Percentage of any unreimbursed Letter of Credit Disbursement under such Alternate Currency Letter of Credit shall be payable only in U.S. dollars and shall be in an amount equal to such Applicable Percentage of the Dollar Equivalent amount of such unreimbursed Letter of Credit Disbursement determined as provided in clause (iv) above. Under no circumstances shall the provisions hereof permitting the issuance of Alternate Currency Letters of Credit be construed, by implication or otherwise, as imposing any obligation upon any Lender to make any Loan or other payment under any Loan Document, or to accept any payment from the Borrowers in respect of any Obligations, in any currency other than U.S. dollars, it being understood that the parties intend all Obligations to be denominated and payable only in U.S. dollars.





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                 SECTION 2.  Representations and Warranties.  The Borrowers
jointly and severally represent and warrant to each of the Lenders that, after giving effect to this Agreement:

                 (a) as of the date hereof, there exists no Event of Default or event which, with notice, lapse of time or both, would constitute an Event of Default;

                 (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; and

                 (c) as of the date hereof, the Borrowers have performed all obligations to be performed on their part as set forth in the Credit Agreement and the other Loan Documents.

         SECTION 3. Conditions of Effectiveness. This Agreement shall become effective upon receipt by the Agent (or its counsel) of counterparts of this Agreement which, when taken together, bear the signatures of each Borrower and the Required Lenders.

         SECTION 4. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

         SECTION 6. Agreement. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

         SECTION 7. Expenses. The Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Agent or any Lender in connection with this Agreement.

         SECTION 8. Headings. The headings of this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 9. Capitalized Terms. Unless otherwise specified, capitalized terms used herein shall have the respective meanings assigned thereto in the Credit Agreement.





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         IN WITNESS WHEREOF, the Borrowers, the Agent and the undersigned
Lenders have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.


                                        NORTHWESTERN STEEL AND WIRE
                                        COMPANY, an Illinois
                                        corporation,

                                         by __________________________________
                                            Name:
                                            Title:



                                        NORTHWESTERN STEEL AND WIRE
                                        COMPANY, a Texas corporation,


                                         by __________________________________
                                            Name:
                                            Title:


                                        CHEMICAL BANK, in its capacity
                                        as a Lender and as Agent,


                                         by __________________________________
                                            Name:
                                            Title:


                                        MARINE MIDLAND BUSINESS LOANS,
                                        INC.,


                                         by __________________________________
                                            Name:
                                            Title:





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                                        WELLS FARGO BANK, N.A.,


                                         by __________________________________
                                            Name:  Kathleen J. Harrison
                                            Title: Vice President



                                        MITSUI NEVITT CAPITAL CORP.,


                                         by __________________________________
                                            Name:
                                            Title:


                                        THE TRAVELERS INSURANCE
                                        COMPANY,


                                         by __________________________________
                                            Name:
                                            Title:


                                        THE TRAVELERS INDEMNITY
                                        COMPANY,


                                         by __________________________________
                                            Name:
                                            Title:

                                        THE PHOENIX INSURANCE COMPANY,


                                         by __________________________________
                                            Name:
                                            Title:





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                                        THE TRAVELERS INSURANCE
                                        COMPANY (AS TO SEPARATE
                                        ACCOUNT D),


                                         by __________________________________
                                            Name:
                                            Title:


                                        HELLER FINANCIAL, INC.


                                         by __________________________________
                                            Name:
                                            Title:





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